Exhibit 99.1

Digital Power Corporation Receives Continued Listing Standard Notice From NYSE

FREMONT, Calif., December 23, 2015, Digital Power Corporation (NYSE MKT: DPW - News) (hereinafter: the "Company") today announced that the NYSE MKT notified the Company on December 18, 2015 that it is no longer in compliance with NYSE MKT continued listing standards because its last reported stockholders' equity is below continued listing standards. The NYSE MKT requires that a listed company's stockholders' equity be $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

Under the applicable NYSE MKT listing rules, the Company has 30 days from the receipt of the notice to submit a plan that demonstrates how it intends to regain compliance with this continued listed standard within 18 months of the receipt of the notice. The Company intends to develop and submit to the NYSE MKT such a plan. If the NYSE MKT does not accept the business plan, the NYSE MKT will initiate delisting procedures. If the NYSE MKT accepts the business plan it will be subject to periodic reviews including quarterly monitoring for compliance with the business plan. During this period, the Company's common stock will continue to be listed on the NYSE MKT and trade as usual subject to compliance with other NYSE MKT listing requirements.

The NYSE MKT notification does not affect the Company's SEC reporting obligations.

About Digital Power:

Digital Power Corporation is a solution-driven organization that designs, develops, manufactures and sells high-grade customized and flexible power system solutions for the most demanding applications in the medical, military, telecom and industrial markets. We are highly focused on high-grade and custom product designs for both the commercial and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions. We are a California corporation originally formed in 1969, and our common stock trades on the NYSE Amex under the symbol "DPW". Digital Power's headquarters is located at 48430 Lakeview Blvd, Fremont, California, 94538; Contact: Amos Kohn, Investor Relations, 510-657-2635; Website : www.digipwr.com.

Forward Looking Statements

The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenue and earnings results for 2014 and the expected results of modifications to the Company’s strategy. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward looking statements”: (a) the possibility of operating and net losses in the future; (b) dependency on Telkoor to design and manufacture products; (c) dependency on our ability, and the ability of our contract manufacturers, to timely procure electronic components; (d) the potential ineffectiveness of the Company’s strategic focus on power supply solution competencies; (e) dependency on developer partners for the development of some of our custom design products; (f) dependency on sales of our legacy products for a meaningful portion of our revenues; (g) the possible failure of the Company’s custom product development (g) the ability of the Company to attract, retain and motivate key personnel; (h) dependence on a few major customers; (i) dependence on the electronic equipment industry; (j) reliance on third party subcontract manufacturers to manufacture certain aspects of the products sold by the Company; (k) reduced profitability as a result of increased competition, price erosion and product obsolescence within the industry; (l) the ability of the Company to establish, maintain and expand its OEM relationships and other distribution channels; (m) the inability of the Company to procure necessary key components for its products, or the purchase of excess or the wrong inventory; (n) variations in operating results from quarter to quarter; (o) dependence on international sales and the impact of certain governmental regulatory restrictions on such international sales and operations; and other risk factors included in the Company’s most recent filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are also available on the Company’s website at www.digipwr.com.